U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2007

DYNAMIC RESPONSE GROUP, INC

f/k/a Youth Enhancement Systems, Inc

(Exact name of registrant as specified in charter)

Florida	000-2801	52-2369185
(State or jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer identification No.)

4770 Biscayne Boulevard, Suite 1400, Miami, FL	33179
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-576-6889

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On May 4, 2007, Melissa K. Rice and Richard M. Muller were appointed to the Board of Directors. Joseph I. Emas remains on the board.

Ms. Rice’s biography is as follows:

Melissa K. Rice has an extensive background in business and is also licensed to practice law in the state of Florida. Ms. Rice has been practicing attorney specializing in securities regulations and corporate transactions, assisting emerging companies in debt and equity financing, as well as providing general corporate governance advice to emerging companies, from October 2000—to the present. Ms. Rice graduated with a Bachelors of Science degree in Marketing from the University of Tampa, a Juris Doctor degree from Stetson School of Law and a Masters of Business Administration from Stetson University.

Mr. Muller’s biography is as follows:

Richard M. Muller graduated from the University of Colorado with a Bachelors of Science degree in Business Administration. For more than 30 years, Mr. Muller has been involved in international business ventures, start-up businesses and entrepreneurial pursuits and has developed substantial financial and transactional experience relating to the re-organization, development and funding of publicly traded companies. His background includes business activities as diverse as consumer products distribution in Eastern Europe to mining and entertainment ventures in the United States and Latin America. For the past 5 years Mr. Muller has been the CFO of Advanced Oxygen Therapy, Inc, a medical device design and manufacturing company located in Galway, Ireland.

Item 9.01	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC RESPONSE GROUP, INC

Dated: May 4, 2007	By:	/s/ Melissa K. Rice
	Name:	Melissa K. Rice
	Title:	Chief Executive Officer